Exhibit 99.1

A.T. CROSS COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 6, 2013 (the “Closing Date”), A.T. Cross Company (the “Company”) completed the sale of its Cross Accessory Division (“CAD”) to a newly-formed affiliate of Clarion Capital Partners, LLC (the "Purchaser") for $60 million in cash. As previously announced, Purchaser will assume substantially all of the liabilities associated with the CAD Business, other than those related to the U.S. defined benefit pension plan, certain pre-closing environmental matters and certain other liabilities, which will be retained by the Company.

Taking into account certain seasonal working capital adjustments, A.T. Cross received proceeds from the Purchaser of approximately $57 million.

The following unaudited pro forma condensed consolidated financial statements are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited condensed consolidated pro forma financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations or financial position would have been for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition on a factually supported basis. Consequently, the Company was not permitted within the condensed consolidated pro forma financial statements to allocate to the disposed operations any indirect corporate overhead or costs, such as administrative corporate functions or any other costs that were shared with the retained business of the Company. As a result such costs are not reflected in the pro forma adjustments and are included in the retained business of the Company. The pro forma adjustments are described in the notes to the unaudited condensed consolidated pro forma financial statements.

The unaudited condensed consolidated pro forma financial statements have been prepared for informational purposes and to assist in the analysis of Company’s sale of its Cross Accessory Division to the Purchaser. This information should be read together with the historical consolidated financial statements and related notes of A.T. Cross included in its Annual Report on Form 10-K for the year ended December 29, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 29, 2013.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 29, 2013 and the years ended December 29, 2012, December 31, 2011 and January 1, 2011 give effect to the transaction described above as if it had occurred on January 3, 2010. The unaudited pro forma condensed consolidated balance sheet as of June 29, 2013 gives effect to the transaction described above as if it had occurred on June 29, 2013. The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of A.T. Cross and are based on assumptions that management believes are reasonable in the circumstances.

A.T. Cross Company and Subsidiaries
Pro Forma Consolidated Balance Sheet as of June 29, 2013
(Unaudited, amounts in thousands, except per share amounts)

	Historical (a)	CAD (b)	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$19,050	$52,900	$71,950
Short-term investments	262	-	262
Accounts receivable, gross	33,956	(16,674)	17,282
Allowance for doubtful accounts	(602)	423	(179)
Accounts receivable, net	33,354	(16,251)	17,103
Inventories	46,023	(27,480)	18,543
Deferred income taxes	3,410	(360)	3,050
Other current assets	8,576	(4,151)	4,425
Total Current Assets	110,675	4,658	115,333

Property, plant and equipment, gross	114,596	(104,981)	9,615
Accumulated depreciation	(100,677)	95,276	(5,401)
Property, Plant and Equipment, Net	13,919	(9,705)	4,214
Goodwill	15,279	-	15,279
Intangibles, Net	8,403	(1,286)	7,117
Deferred Income Taxes	10,089	3,437	13,526
Other Assets	1,799	-	1,799
Total Assets	$160,164	$(2,896)	$157,268
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable, accrued expenses and other liabilities	$20,867	$(8,115)	$12,752
Line of credit	15,000	-	15,000
Accrued compensation and related taxes	7,604	(2,180)	5,424
Retirement plan obligations	2,343	(212)	2,131
Income taxes payable	823	5,749	6,572
Total Current Liabilities	46,637	(4,758)	41,879

Retirement Plan Obligations	18,890	-	18,890
Deferred Gain on Sale of Real Estate	1,434	-	1,434
Other Long-Term Liabilities	751	-	751
Accrued Warranty Costs	1,283	(988)	295
Commitments and Contingencies (Note L)	-		-
Total Liabilities	68,995	(5,746)	63,249
Shareholders' Equity
Common stock, par value $1 per share:
Class A - authorized 40,000 shares, 19,530 shares issued and 11,398 shares outstanding at June 29, 2013, and 19,177 shares
issued and 11,163 shares outstanding at December 29, 2012	19,530	-	19,530
Class B - authorized 4,000 shares, 1,805 shares issued and
outstanding at June 29, 2013 and December 29, 2012	1,805	-	1,805
Additional paid-in capital	33,741	7,100	40,841
Retained earnings	105,396	(7,108)	98,288
Accumulated other comprehensive loss	(18,940)	2,858	(16,082)
Treasury stock, at cost	(50,363)	-	(50,363)
Total Shareholders' Equity	91,169	2,850	94,019
Total Liabilities and Shareholders' Equity	$160,164	$(2,896)	$157,268

See accompanying notes to unaudited pro forma financial statements

A.T. Cross Company and Subsidiaries
Pro Forma Consolidated Statement of Income for the Six Months Ended June 29, 2013
(Unaudited, amounts in thousands, except per share amounts)

	Historical (c)	CAD (d)	Pro Forma

Net sales	$97,903	$(41,649)	$56,254
Cost of goods sold	41,718	(18,687)	23,031
Gross Profit	56,185	(22,962)	33,223

Selling, general and administrative expenses	42,921	(21,601)	21,320
Service and distribution costs	4,299	(1,817)	2,482
Research and development expenses	1,549	(818)	731
Operating Income	7,416	1,274	8,690

Interest income	4	(2)	2
Interest expense	(251)	-	(251)
Other expense	(49)	23	(26)
Interest and Other Expense	(296)	21	(275)

Income Before Income Taxes	7,120	1,295	8,415
Income tax provision	2,390	493	2,883
Net Income	$4,730	$802	$5,532

Net Income Per Share:
Basic	$ 0.38	$ 0.07	$ 0.45
Diluted	$ 0.36	$ 0.06	$ 0.43

Weighted Average Shares Outstanding:
Denominator for Basic Net Income Per Share	12,288	12,288	12,288
Effect of dilutive securities	694	694	694
Denominator for Diluted Net Income Per Share	12,982	12,982	12,982

See accompanying notes to unaudited pro forma financial statements

A.T. Cross Company and Subsidiaries
Pro Forma Consolidated Statement of Income for the Year Ended December 29, 2012
(Unaudited, amounts in thousands, except per share amounts)

	Historical (c)	CAD (d)	Pro Forma

Net sales	$180,508	$(97,221)	$83,287
Cost of goods sold	81,198	(46,420)	34,778
Gross Profit	99,310	(50,801)	48,509

Selling, general and administrative expenses	75,154	(39,317)	35,837
Service and distribution costs	8,174	(4,069)	4,105
Research and development expenses	2,708	(1,663)	1,045
Operating Income	13,274	(5,752)	7,522

Interest income	16	(9)	7
Interest expense	(525)	(267)	(792)
Other expense	(6)	-	(6)
Interest and Other Expense	(515)	(276)	(791)

Income Before Income Taxes	12,759	(6,028)	6,731
Income tax provision	3,611	(1,377)	2,234
Net Income	$9,148	$(4,651)	$4,497

Net Income Per Share:
Basic	$ 0.74	($0.38)	$ 0.36
Diluted	$ 0.70	($0.36)	$ 0.34

Weighted Average Shares Outstanding:
Denominator for Basic Net Income Per Share	12,335	12,335	12,335
Effect of dilutive securities	714	714	714
Denominator for Diluted Net Income Per Share	13,049	13,049	13,049

See accompanying notes to unaudited pro forma financial statements

A.T. Cross Company and Subsidiaries
Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2011
(Unaudited, amounts in thousands, except per share amounts)

	Historical (c)	CAD (d)	Pro Forma

Net sales	$174,637	$(102,131)	$72,506
Cost of goods sold	77,613	(47,819)	29,794
Gross Profit	97,024	(54,312)	42,712

Selling, general and administrative expenses	74,451	(41,285)	33,166
Service and distribution costs	7,830	(4,058)	3,772
Research and development expenses	2,697	(1,835)	862
Operating Income	12,046	(7,134)	4,912

Interest income	12	(5)	7
Interest expense	(661)	(162)	(823)
Other expense	(248)	-	(248)
Interest and Other Expense	(897)	(167)	(1,064)

Income Before Income Taxes	11,149	(7,301)	3,848
Income tax provision	2,839	(1,489)	1,350
Net Income	$8,310	$(5,812)	$2,498

Net Income Per Share:
Basic	$ 0.68	($0.48)	$ 0.20
Diluted	$ 0.64	($0.45)	$ 0.19

Weighted Average Shares Outstanding:
Denominator for Basic Net Income Per Share	12,195	12,195	12,195
Effect of dilutive securities	810	810	810
Denominator for Diluted Net Income Per Share	13,005	13,005	13,005

See accompanying notes to unaudited pro forma financial statements

A.T. Cross Company and Subsidiaries
Pro Forma Consolidated Statement of Income for the Year Ended January 1, 2011
(Unaudited, amounts in thousands, except per share amounts)

	Historical (c)	CAD (d)	Pro Forma

Net sales	$158,312	$(97,776)	$60,536
Cost of goods sold	70,090	(45,316)	24,774
Gross Profit	88,222	(52,460)	35,762

Selling, general and administrative expenses	68,817	(39,216)	29,601
Service and distribution costs	7,524	(4,120)	3,404
Research and development expenses	2,811	(1,841)	970
Operating Income	9,070	(7,283)	1,787

Interest income	25	(3)	22
Interest expense	(975)	(125)	(1,100)
Other expense	(270)	-	(270)
Interest and Other Expense	(1,220)	(128)	(1,348)

Income Before Income Taxes	7,850	(7,411)	439
Income tax provision	1,642	(1,473)	169
Net Income	$6,208	$(5,938)	$270

Net Income Per Share:
Basic	$ 0.49	($0.47)	$ 0.02
Diluted	$ 0.48	($0.45)	$ 0.02

Weighted Average Shares Outstanding:
Denominator for Basic Net Income Per Share	12,686	12,686	12,686
Effect of dilutive securities	379	379	379
Denominator for Diluted Net Income Per Share	13,065	13,065	13,065

See accompanying notes to unaudited pro forma financial statements

Notes to Unaudited Pro Forma Financial Information

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of income:

a)

Reflects the consolidated historical balance sheet of the Company as of June 29, 2013, as contained in the historical consolidated financial statements and notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2013.

The pro forma adjustments to the Company’s consolidated balance sheet as of June 29, 2013 are as follows:

b)	Represents adjustments to reflect the sale of the Cross Accessory Division as follows:

•	The elimination of the assets and the liabilities of the Cross Accessory Division as if the sale had occurred on June 29, 2013.

•	The receipt of net proceeds from the Purchaser of approximately $57 million less $4.4 million of cash which was left with the Purchaser.

•	The accrual of costs associated with the sale totaling approximately $4.5 million related to transaction costs and other sale related costs.

•	Deferred tax assets created related to the sale of CAD and the vesting of stock based compensation.

•	Income taxes payable associated with the sale of CAD of approximately $2.9 million.

c)

Reflects the consolidated statements of operations of the Company for the six months ended June 29, 2013 and the years ended December 29, 2012, December 31, 2011 and January 1, 2011, as contained in the historical consolidated financial statements and notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2013 and the Company’s Annual Report on Form 10-K for the year ended December 29, 2012, respectively.

The pro forma adjustments to the Company’s consolidated statements of income for the six months ended June 29, 2013 the years ended December 29, 2012, December 31, 2011 and January 1, 2011, are as follows:

d)	Represents adjustments to reflect the sale of the Cross Accessory Division as follows:

•	The elimination of revenues and expenses of the Cross Accessory Division for the periods presented.